UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012 (February 2, 2012)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia		23116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 6, 2012, Owens & Minor, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year-ended December 31, 2011, which press release is furnished herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On February 2, 2012, the Board of Directors amended the Company’s Supplemental Executive Retirement Plan (the “SERP”) to (i) freeze benefit levels under the SERP as of March 31, 2012; (ii) freeze benefit level offsets under the SERP, including other tax-qualified plans and Social Security, as of March 31, 2012; and (iii) provide that a non-vested participant will vest in the SERP if his or her employment is terminated by the Company without cause (as such term is defined in the plan) and, in such instance, benefits will commence on the date they otherwise would have if the participant had remained employed by the Company.

Item 7.01 Regulation FD Disclosure

The Company is furnishing the accompanying supplemental financial information, in the form of condensed consolidated statements of cash flows, which reflect certain revisions to conform the Company’s historical consolidated statements of cash flows to the future presentation. The revised presentation includes year-to-date information through the end of each quarterly reporting period from January 1, 2009 through September 30, 2011.

In order to provide cash flows information that better represents the Company’s operational results, the Company has revised the classification of amounts previously reported as changes in drafts payable from financing activities to operating activities on the consolidated statements of cash flows. These amounts represent changes in outstanding checks issued but not yet presented to banks for disbursement (“book overdrafts”), which are similar to trade payables rather than bank financing at the end of the reporting period. The amounts reclassified from financing activities to operating activities range from $6.9 million to $108.3 million from the first quarter of 2009 through the third quarter of 2011. During the historic periods presented herein, there were no changes in cash balances representing amounts borrowed from banks, which would be classified as financing activities.

The revisions had no impact on previously reported results of operations, financial position or shareholders’ equity.

The Company is furnishing the accompanying press release as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K and supplemental financial information as Exhibit 99.2 pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in these Items 2.02 and Item 7.01, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Company on February 6, 2012, Announcing Financial Results for the 4th Quarter and Year-End 2011 (furnished pursuant to Item 2.02)

99.2	Supplemental Financial Information (furnished pursuant to Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: February 6, 2012	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on February 6, 2012, Announcing Financial Results for the 4th Quarter and Year-End 2011 (furnished pursuant to Item 2.02)

99.2	Supplemental Financial Information (furnished pursuant to Item 7.01)